Exhibit 4.2

BCD SEMICONDUCTOR MANUFACTURING LIMITED

(incorporated with limited liability under the laws of the Cayman Islands)

Number	Ordinary Shares
[xxx]	[xx]

US$1,050,000 share capital divided into 1,000,000,000 Ordinary Shares of a nominal or par value of US$0.001 each and

50,000,000 Preference Shares of a nominal or par value of US$0.001 each

THIS IS TO CERTIFY THAT                                         [                    ]                                                          is the

registered holder of                                                  [            ]                                                  Ordinary Shares

in the above-named Company subject to the Memorandum and Articles of Association thereof.

SIGNED on behalf of the said Company on this     day         of 2010.

DIRECTOR